Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
SECOND QUARTER OF FISCAL 2021

Strong execution drives robust growth across multiple end markets

BOISE, Idaho, March 31, 2021 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its second quarter of fiscal 2021, which ended March 4, 2021.

Fiscal Q2 2021 highlights
•Revenue of $6.24 billion versus $5.77 billion for the prior quarter and $4.80 billion for the same period last year
•GAAP net income of $603 million, or $0.53 per diluted share
•Non-GAAP net income of $1.13 billion, or $0.98 per diluted share
•Operating cash flow of $3.06 billion versus $1.97 billion for the prior quarter and $2.00 billion for the same period last year

“Micron’s strong fiscal second quarter performance reflects rapidly improving market conditions and continued solid execution,” said Micron Technology President and CEO Sanjay Mehrotra. “Our technology leadership in both DRAM and NAND places Micron in an excellent position to capitalize on the secular demand driven by AI and 5G, and to deliver new levels of user experience and innovation across the data center and intelligent edge.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ2-21	FQ1-21	FQ2-20	FQ2-21	FQ1-21	FQ2-20

Revenue	$6,236	$5,773	$4,797	$6,236	$5,773	$4,797
Gross margin	1,649	1,736	1,355	2,054	1,784	1,398
percent of revenue	26.4%	30.1%	28.2%	32.9%	30.9%	29.1%
Operating expenses	986	870	915	797	811	856
Operating income	663	866	440	1,257	973	542
percent of revenue	10.6%	15.0%	9.2%	20.2%	16.9%	11.3%
Net income attributable to Micron	603	803	405	1,128	897	517
Diluted earnings per share	0.53	0.71	0.36	0.98	0.78	0.45

Investments in capital expenditures, net(2) were $2.88 billion for the second quarter of 2021, which resulted in adjusted free cash flows(2) of $174 million. Micron ended the quarter with cash, marketable investments, and restricted cash of $8.57 billion, for a net cash(2) position of $1.95 billion.

Business Outlook

The following table presents Micron’s guidance for the third quarter of 2021:

FQ3-21	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$7.1 billion ± $200 million	$7.1 billion ± $200 million
Gross margin	40.5% ± 1%	41.5% ± 1%
Operating expenses	$930 million ± $25 million	$875 million ± $25 million
Interest (income) expense, net	$27 million	$25 million
Diluted earnings per share	$1.52 ± $0.07	$1.62 ± $0.07

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, March 31, 2021, at 2:30 p.m. MT to discuss its second quarter financial results and provide forward-looking guidance for its third quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2021 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, net cash, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	2nd Qtr.	1st Qtr.	2nd Qtr.	Six Months Ended
	March 4, 2021	December 3, 2020	February 27, 2020	March 4, 2021	February 27, 2020

Revenue	$6,236	$5,773	$4,797	$12,009	$9,941
Cost of goods sold	4,587	4,037	3,442	8,624	7,220
Gross margin	1,649	1,736	1,355	3,385	2,721

Research and development	641	647	681	1,288	1,321
Selling, general, and administrative	214	214	223	428	434
Other operating (income) expense, net	131	9	11	140	8
Operating income	663	866	440	1,529	958

Interest income	10	10	34	20	78
Interest expense	(42)	(48)	(46)	(90)	(93)
Other non-operating income (expense), net	4	13	(1)	17	45
	635	841	427	1,476	988

Income tax (provision) benefit	(48)	(51)	(21)	(99)	(76)
Equity in net income (loss) of equity method investees	16	13	1	29	3
Net income	603	803	407	1,406	915

Net income attributable to noncontrolling interests	—	—	(2)	—	(19)
Net income attributable to Micron	$603	$803	$405	$1,406	$896

Earnings per share
Basic	$0.54	$0.72	$0.37	$1.26	$0.81
Diluted	0.53	0.71	0.36	1.23	0.79

Number of shares used in per share calculations
Basic	1,120	1,115	1,111	1,118	1,109
Diluted	1,144	1,135	1,133	1,139	1,131

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	March 4, 2021	December 3, 2020	September 3, 2020

Assets
Cash and equivalents	$6,507	$5,985	$7,624
Short-term investments	677	1,047	518
Receivables	3,353	3,691	3,912
Inventories	4,743	5,242	5,373
Assets held for sale	1,461	—	—
Other current assets	538	564	538
Total current assets	17,279	16,529	17,965
Long-term marketable investments	1,316	1,264	1,048
Property, plant, and equipment	31,848	32,229	31,031
Operating lease right-of-use assets	575	577	584
Intangible assets	342	336	334
Deferred tax assets	726	726	707
Goodwill	1,228	1,228	1,228
Other noncurrent assets	821	802	781
Total assets	$54,135	$53,691	$53,678

Liabilities and equity
Accounts payable and accrued expenses	$4,550	$4,856	$5,817
Current debt	323	273	270
Other current liabilities	560	559	548
Total current liabilities	5,433	5,688	6,635
Long-term debt	6,298	6,356	6,373
Noncurrent operating lease liabilities	528	529	533
Noncurrent unearned government incentives	661	656	643
Other noncurrent liabilities	552	555	498
Total liabilities	13,472	13,784	14,682

Commitments and contingencies

Shareholders’ equity
Common stock	120	120	119
Additional capital	9,234	9,034	8,917
Retained earnings	34,723	34,138	33,384
Treasury stock	(3,495)	(3,495)	(3,495)
Accumulated other comprehensive income (loss)	81	110	71
Total equity	40,663	39,907	38,996
Total liabilities and equity	$54,135	$53,691	$53,678

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Six months ended	March 4, 2021	February 27, 2020

Cash flows from operating activities
Net income	$1,406	$915
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense and amortization of intangible assets	3,036	2,661
Amortization of debt discount and other costs	15	16
Stock-based compensation	189	157
(Gain) loss on debt prepayments, repurchases, and conversions	—	(42)
Change in operating assets and liabilities
Receivables	533	104
Inventories	629	(69)
Accounts payable and accrued expenses	(777)	257
Deferred income taxes, net	(11)	38
Other	4	(25)
Net cash provided by operating activities	5,024	4,012

Cash flows from investing activities
Expenditures for property, plant, and equipment	(5,756)	(3,999)
Purchases of available-for-sale securities	(1,349)	(566)
Proceeds from maturities of available-for-sale securities	746	523
Proceeds from sales of available-for-sale securities	178	1,059
Proceeds from government incentives	176	105
Other	31	(21)
Net cash provided by (used for) investing activities	(5,974)	(2,899)

Cash flows from financing activities
Payments on equipment purchase contracts	(123)	(29)
Repayments of debt	(103)	(1,676)
Acquisition of noncontrolling interest in IMFT	—	(744)
Proceeds from issuance of debt	—	1,250
Other	17	(8)
Net cash provided by (used for) financing activities	(209)	(1,207)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	43	(14)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,116)	(108)
Cash, cash equivalents, and restricted cash at beginning of period	7,690	7,279
Cash, cash equivalents, and restricted cash at end of period	$6,574	$7,171

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Inventory

Effective as of the beginning of the second quarter of 2021, we changed our method of inventory costing from average cost to FIFO. This change in accounting principle is preferable because in an environment with continuously changing production costs FIFO more closely matches the actual cost of goods sold with the revenues from sales of those specific units, better represents the actual cost of inventories remaining on hand at any period-end, and improves comparability with our semiconductor industry peers. The change to FIFO was not material to any prior periods, nor is the cumulative effect of $133 million material to the second quarter of 2021. As such, prior periods were not retrospectively adjusted, and the cumulative effect was reported as an increase to cost of goods sold for the second quarter of 2021 of $133 million, with an offsetting reduction to beginning inventories. This charge resulted in a corresponding reduction to operating income, a $128 million reduction to net income, and an $0.11 reduction to diluted earnings per share for the second quarter of 2021.

Beginning in the second quarter of 2021, we changed the classification of spare parts for equipment to better align with the manner in which they are used in operations. As a result, we now present spare parts as other current assets and no longer as a component of raw materials inventories. This reclassification was applied on a retrospective basis. As a result, $270 million of spare parts were presented in other current assets as of March 4, 2021, and we reclassified spare parts from inventories to other current assets of $279 million and $234 million in the accompanying balance sheets as of December 3, 2020 and September 3, 2020, respectively.

Assets Held for Sale

In the second quarter of 2021, we updated our portfolio strategy to further strengthen our focus on memory and storage innovations for the data center market. In connection therewith, we determined that there was insufficient market validation to justify the ongoing investments required to commercialize 3D XPointTM at scale. Effective as of the end of the second quarter of 2021, we ceased development of 3D XPoint technology and engaged in discussions with potential buyers for the sale of our facility located in Lehi, Utah, that was dedicated to 3D XPoint production. As a result, we classified the property, plant, and equipment as held-for-sale and ceased depreciating the assets. As of March 4, 2021, the significant balances of assets and liabilities classified as held-for-sale in connection with our Lehi facility included $1.44 billion of property, plant, and equipment included in assets held for sale and $51 million of a finance lease obligation included in current portion of long-term debt. We also recognized a charge of $49 million to cost of goods sold in the second quarter of 2021 to write down 3D XPoint inventory due to our decision to cease further development of this technology. We expect to reach an agreement for the sale of our Lehi facility within calendar year 2021.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	2nd Qtr.	1st Qtr.	2nd Qtr.
	March 4, 2021	December 3, 2020	February 27, 2020

GAAP gross margin	$1,649	$1,736	$1,355
Inventory accounting policy change to FIFO	133	—	—
Change in inventory cost absorption	160	—	—
3D XPoint inventory write-down	49	—	—
Stock-based compensation	57	41	37
Other	6	7	6
Non-GAAP gross margin	$2,054	$1,784	$1,398

GAAP operating expenses	$986	$870	$915
Stock-based compensation	(55)	(51)	(48)
Patent license charges	(128)	—	—
Restructure and asset impairments	(5)	(8)	(10)
Other	(1)	—	(1)
Non-GAAP operating expenses	$797	$811	$856

GAAP operating income	$663	$866	$440
Inventory accounting policy change to FIFO	133	—	—
Change in inventory cost absorption	160	—	—
3D XPoint inventory write-down	49	—	—
Stock-based compensation	112	92	85
Patent license charges	128	—	—
Restructure and asset impairments	5	8	10
Other	7	7	7
Non-GAAP operating income	$1,257	$973	$542

GAAP net income attributable to Micron	$603	$803	$405
Inventory accounting policy change to FIFO	133	—	—
Change in inventory cost absorption	160	—	—
3D XPoint inventory write-down	49	—	—
Stock-based compensation	112	92	85
Patent license charges	128	—	—
Restructure and asset impairments	5	8	10
Amortization of debt discount and other costs	8	7	6
Other	7	7	7
Estimated tax effects of above and non-cash changes in net deferred income taxes	(77)	(20)	4
Non-GAAP net income attributable to Micron	$1,128	$897	$517

GAAP weighted-average common shares outstanding - Diluted	1,144	1,135	1,133
Adjustment for stock-based compensation and capped calls	10	11	11
Non-GAAP weighted-average common shares outstanding - Diluted	1,154	1,146	1,144

GAAP diluted earnings per share	$0.53	$0.71	$0.36
Effects of the above adjustments	0.45	0.07	0.09
Non-GAAP diluted earnings per share	$0.98	$0.78	$0.45

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	2nd Qtr.	1st Qtr.	2nd Qtr.
	March 4, 2021	December 3, 2020	February 27, 2020

GAAP net cash provided by operating activities	$3,057	$1,967	$2,001
Investments in capital expenditures, net
Expenditures for property, plant, and equipment, net(1)	(3,000)	(2,726)	(2,013)
Payments on equipment purchase contracts	(26)	(97)	(18)
Amounts funded by partners	143	40	93
Adjusted free cash flow	$174	$(816)	$63

(1)Expenditures for property, plant, and equipment, net include proceeds from sales of property, plant, and equipment of $18 million for the second quarter of 2021, $12 million for the first quarter of 2021, and $43 million for the second quarter of 2020.

As of	March 4, 2021	December 3, 2020	September 3, 2020

Cash and short-term investments	$7,184	$7,032	$8,142
Current and noncurrent restricted cash	67	67	66
Long-term marketable investments	1,316	1,264	1,048
Current and long-term debt	(6,621)	(6,629)	(6,643)
Net cash	$1,946	$1,734	$2,613

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income attributable to Micron, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Start-up and preproduction costs;
•Employee severance;
•Patent license charges;
•Restructure and asset impairments;
•Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible notes and other debt;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities;
•Initial impact of inventory accounting policy change to FIFO and change in inventory cost absorption in the second quarter of 2021; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income. Non-GAAP diluted shares also include the impact of capped calls, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of convertible notes, based on the average share price for the period the capped calls were outstanding.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ3-21	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$7.1 billion ± $200 million	—		$7.1 billion ± $200 million
Gross margin	40.5% ± 1%	1%	A	41.5% ± 1%
Operating expenses	$930 million ± $25 million	$55 million	B	$875 million ± $25 million
Interest (income) expense, net	$27 million	$2 million	C	$25 million
Diluted earnings per share(1)	$1.52 ± $0.07	$0.10	A, B, C, D	$1.62 ± $0.07

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$46
A	Other – cost of goods sold	7
B	Stock-based compensation – research and development	29
B	Stock-based compensation – sales, general, and administrative	26
C	Amortization of debt discount and other costs	2
D	Tax effects of the above items and non-cash changes in net deferred income taxes	2
		$112

(1)GAAP earnings per share based on approximately 1.15 billion diluted shares and non-GAAP earnings per share based on approximately 1.16 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.